UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): September 8, 2005

                         Commission File Number: 0-29195

                           ONSCREEN TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

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           Colorado                                              84-1463284
  (State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)

200 9th Avenue North, Suite 210, Safety Harbor, Florida                 34695
      (Address of Principal Executive Offices)                        (zip code)

                                 (727) 797-6664
                         (Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

Item 8.01 Other Events. We have entered into a non-binding letter of intent for the purchase and sale of certain intellectual property referred to as "WayCool". WayCool is a developmental chip technology, pursuant to a pending patent application, which provides for electronic assembly/system with reduced cost, mass and volume and increased efficiency and power density. This non-binding letter of intent allows us to acquire the WayCool technology from CH Capital, Inc. ("CH").

            CH is a private company controlled by Mr. Brad Hallock, currently a shareholder and a director, and Mr. William Clough who currently is a shareholder, corporate secretary and corporate counsel. The WayCool technology was developed by John Popovich who was also the inventor of certain other proprietary rights and technologies relating to the Company's electronic sign products.

            Pursuant to the letter of intent, we have the right to acquire the WayCool technology from CH for $800,000 and the issuance of warrants to acquire five percent (5%) of our fully diluted equity securities after giving effect to our fund raising efforts. The warrants will have the same pricing and terms issued in connection with our private equity fund raising. The $800,000 represents reimbursement to CH for time and monies expended in connection with acquiring and developing the WayCool technology.

            We have not yet entered into a definitive agreement with CH for the acquisition of the WayCool technology. Any such agreement will be subject to standard representations, warranties and indemnification provisions. There is no assurance that we will reach a definitive agreement for the acquisition of WayCool.

            A copy of the original letter of intent relating to WayCool is attached as an exhibit to this filing. CH agreed to extend the non-binding letter of intent through December 31, 2005. Our ability to close on the WayCool acquisition is also dependent on our ability to raise additional capital to fund our cash consideration obligation.

            Our management believes that the potential commercialization opportunity for WayCool is significant. We believe that the terms with CH are fair and reasonable for a variety of reasons, including but not limited to, CH providing the upfront funding in connection with the WayCool technology at a time when we did not have sufficient funds or human or technical resources to evaluate and pursue the commercial viability of the WayCool technology. Furthermore, at the time CH acquired rights to WayCool it was an unproven and invalidated technology. We also believe that the equity component consideration relating to said warrants is fair and reasonable inasmuch as the terms of said warrants will be tied to the terms negotiated on an arms-length basis with outside investors in connection with our fund raising efforts.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 8th day of September 2005.


                                        OnScreen Technologies, Inc.
                                                 (Registrant)

                                        by:
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                                            Charles R. Baker as CEO/Director